UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2001

ZEROS & ONES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

33-26531LA	88-0241079
(Commission File Number)	(I.R.S. Employer Identification No.)

11611 San Vicente Blvd, Suite 615, Los Angeles, CA	90049
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 399-9901

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document:     2

ITEM 1.          CHANGES IN CONTROL OF REGISTRANT

                        Not Applicable.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

                        Not Applicable.

ITEM 3.          BANKRUPTCY OR RECEIVERSHIP

                        Not Applicable.

ITEM 4.          CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

                        Not Applicable.

ITEM 5.  OTHER EVENTS

On December 10, 2001, at 12 PM Eastern Standard Time (EST), the Company released to Dow Jones, Reuters, Associated Press (AP), United Press (UPI), Bloomberg, Standard & Poors News, and others, the following:

ZEROS & ONES TO MAKE STRATEGIC ACQUISITION

Deal adds $47 million in Annual Revenues

Los Angeles, CA — Zeros & Ones, Inc. (OTCBB: ZROS), announced today that it has entered into a Binding Letter of Intent to acquire all of the shares of Joint Employers Group, Inc. (“JEG”), a Professional Employer Organization (“PEO”) based in Santa Fe Springs, CA. in an all-stock transaction that will boost Zeros & Ones’ annual revenues by approximately $47 million.

Founded in 1995, JEG is a profitable California-based human resources management company with approximately 2,300 employees under management.  The combination of the two companies will open new markets and will lower the costs of doing business for JEG by giving it access to the software and the technological expertise of Zeros & Ones.  It is also expected to facilitate an aggressive growth plan for the company to double their current annual revenues within 18 months.  Under the terms of the deal, Zeros & Ones will issue approximately 24 million restricted shares of its common stock with certain limited registration rights in return for 99.6% ownership of the outstanding common shares of JEG.  The remaining 0.4% of JEG shares may or may not be acquired in a separate transaction.

"JEG provides a compelling business-to-business platform for our library of powerful commerce technologies and extensive automation expertise.  We believe this is a major achievement in transforming the financial strength of the Company,” said Robert J. Holtz, Chairman & CEO of Zeros & Ones, “ZROS plugs into substantial immediate-term revenue streams that will directly benefit from its multi-million dollar tax loss carry forward, as well as a large established client base with explosive growth potential.  JEG gains immediate access to world-class business automation technologies and know-how.  I am very excited about the opportunities to grow both businesses that are introduced by this transaction.”

“The PEO industry is one of the fastest growing industries in our country today.  The PEO business is limited only by its inability to effectively manage and service its customer base. This needed technology brought to us by Zeros & Ones will not only allow us to grow the client base, but over and above that, it will identify JEG as a leading high tech originated PE0,” said Ray Hotchkiss, President of Joint Employers Group, Inc., “We are also quite pleased about our intent to become an integral part of the Zeros & Ones vision for a digitally-enabled future.”

“A good part of JEG’s management has known Robert Holtz and Zeros & Ones for many years now.  We are very enthusiastic about the solutions and ideas he and his team have developed with us for helping push our growth plan forward,” added Jim Anderson, Chairman of Joint Employers Group, Inc.

About JEG:
JEG - Joint Employers Group (www.jegonline.com) helps businesses meet the challenges of today's dynamic workforce by leveraging the Internet with employment practice technology & expertise.  The Company provides outsource PEO solutions for issuing payroll, administering healthcare, delivering employer news, administering benefits information, managing human resources, and controlling workers’ compensation issues.  Thus, lowering these related costs for its clients.

About Zeros & Ones:
Headquartered in Southern California, Zeros & Ones, Inc. (www.zerosones.com) is a diversified holding company with digital convergence operations in technology, entertainment, and outsource production services.

This news release contains forward-looking statements, including but not limited to, those that refer to the company's plans for future securities listings, or future development plans or operating results. Actual results could differ materially from those anticipated due to risk factors that include, but are not limited to, lack of timely development of products and services; lack of market acceptance of products, services and technologies; inadequate capital; adverse government regulations; competition; breach of contract; inability to earn revenue or profits; dependence on key individuals; inability to obtain or protect intellectual property rights; inability to obtain listing for the company's securities; lower sales and higher operating costs than expected; technological obsolescence of the company's products; limited operating history and risks inherent in the company’s markets and business.

ITEM 6.  RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)	Financial Statements of Business Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZEROS & ONES, INC.
(Registrant)

Date: December 10, 2001

/s/ Robert J. Holtz
Robert J. Holtz, Chief Executive Officer